UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  December 18, 2014
DLH Holdings Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-18492

New Jersey	22-1899798
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1776 Peachtree Street, N.W.
Atlanta, GA 30309
(Address and zip code of principal executive offices)

(866) 952-1647
(Registrant's telephone number, including area code)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

To the extent required pursuant to Item 1.01 of Current Report on Form 8-K, the information set forth below in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in greater detail in the Company’s preliminary proxy statement filed with the Securities and Exchange Commission on December 18, 2014, the Board of Directors of DLH Holdings Corp. (the “Company”) has approved, subject to and effective upon the approval by the Company’s shareholders, an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Certificate Amendment”) to declassify the Board of Directors at the Company’s 2015 Annual Meeting of Stockholders, scheduled for February 12, 2015 (the “2015 Meeting”).

Currently, the Company’s Board of Directors is divided into three classes and each director is elected for a three-year term. If the shareholders of the Company approve the Certificate Amendment at the 2015 Meeting, upon filing the Certificate Amendment with the State of New Jersey, the Board will be declassified and all of the directors of the Company will be of one class and will be elected at least annually, beginning with the 2015 Meeting. In connection with the proposed declassification of the Board, as of December 18, 2014, each of the Class II directors, William H. Alderman, Frederick G. Wasserman and Austin Yerks, whose terms are scheduled to expire in 2016, and each of the Class III directors, Martin J. Delaney and Zachary C. Parker, whose terms are scheduled to expire in 2017, tendered his resignation as a director of the Company, subject to, and to be effective upon, the approval of the Certificate Amendment by the Company’s shareholders at the 2015 Meeting.

If the Company’s shareholders approve the Certificate Amendment at the 2015 Meeting, then the shareholders will be asked to consider all of the Company’s incumbent directors as the nominees for election to the Board for a one year term. In the event the Company’s shareholders do not approve the Certificate Amendment at the 2015 Meeting, the Certificate Amendment and the conditional resignations tendered by the Class II and Class III directors will be deemed null and void with no force or effect.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DLH Holdings Corp.

By: /s/ Zachary C. Parker
Name: Zachary C. Parker
Title: Chief Executive Officer
Date: December 18, 2014

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